Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Vericel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 25, 2015

Dear Shareholder:

        You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 12, 2015 at 9:00 a.m., local time, at Vericel Corporation's headquarters located at 64 Sidney St., Cambridge, MA 02139.

        At this Annual Meeting, the agenda includes (1) the election of seven (7) directors, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, (3) the approval of the Vericel Corporation 2015 Employee Stock Purchase Plan and to authorize an aggregate of 1,000,000 shares issuable under the plan, and (4) the approval on an advisory basis of the compensation of our named executive officers. The Board of Directors unanimously recommends that you vote FOR the election of each director nominee, FOR the ratification of the appointment of PricewaterhouseCoopers LLP, FOR the approval of the Vericel Corporation 2015 Employee Stock Purchase Plan, and FOR the approval, on an advisory basis, of the compensation of our named executive officers.

        All shareholders are cordially invited to attend the Annual Meeting in person. Enclosed are a Notice of Annual Meeting of Shareholders and Proxy Statement describing the formal business to be conducted at the meeting. Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the Annual Meeting to our shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting of Shareholders that you received in the mail. Please give the proxy materials your careful attention.

        Whether or not you plan to attend the meeting, please carefully review the enclosed Proxy Statement and then cast your vote, regardless of the number of shares you hold. If you are a shareholder of record, you may vote via the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the prepaid envelope. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice. If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card. Please review the instructions for each voting option described in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

        The Board of Directors and management team look forward to seeing you at the Annual Meeting.

Sincerely,

DOMINICK C. COLANGELO President and Chief Executive Officer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	33
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	33
AUDIT COMMITTEE	33
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	34
WHERE YOU CAN FIND MORE INFORMATION	35
TRANSACTION OF OTHER BUSINESS	35

VERICEL CORPORATION
64 Sidney St.
Cambridge, MA 02139

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 12, 2015

TIME	9:00 a.m., local time, on Tuesday, May 12, 2015
PLACE	Vericel Corporation, 64 Sidney St., Cambridge, MA, 02139
ITEMS OF BUSINESS	1. To elect seven (7) directors to each serve a term of one year expiring at the 2016 Annual Meeting of Shareholders;
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;
3. To approve the adoption of the Vericel Corporation 2015 Employee Stock Purchase Plan and to authorize an aggregate of 1,000,000 shares issuable under the plan;
4. To hold an advisory vote approving the compensation of our named executive officers; and
5. To consider such other business as may properly come before the Annual Meeting of Shareholders and any adjournment thereof.
RECORD DATE	You may vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 13, 2015.
VOTING BY PROXY
If you cannot attend the Annual Meeting of Shareholders, you may vote your shares via the Internet, by telephone by following the instructions on your proxy card and on www.proxyvote.com. If you have requested a proxy card by mail, you may vote by signing, voting and returning the proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE YOU RECEIVED IN THE MAIL.

By order of the Board of Directors,

GERARD MICHEL Corporate Secretary Cambridge, Massachusetts March 25, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VERICEL 2015 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2015: The Notice of 2015 Annual Meeting of Shareholders, proxy statement, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at www.vcel.com by following the link for "Investors." To obtain directions to our offices in order to attend the annual meeting in person, please visit the "Investors—Events & Presentations" section of our website at www.vcel.com or contact Investor Relations at (734) 418-4411.

VERICEL CORPORATION
64 Sidney St.
Cambridge, MA 02139

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Vericel Corporation,, a Michigan corporation, for use at the Annual Meeting of Shareholders to be held on Tuesday, May 12, 2015 at 9:00 a.m., local time, at our headquarters located at 64 Sidney St., Cambridge, MA 02139, or at any adjournments or postponements thereof (the "Annual Meeting"). An Annual Report to Shareholders, containing financial statements for the year ended December 31, 2014, and this Proxy Statement are being made available to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first made available to shareholders on or about March 25, 2015. Unless the context requires otherwise, references to "we," "us," "our," and "Vericel" refer to Vericel Corporation.

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING

What am I voting on?

        There are four proposals scheduled to be voted on at the Annual Meeting of Shareholders:

  1.
  To elect seven (7) directors to each serve a term of one year expiring at the 2016 Annual Meeting of Shareholders;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

  3.
  To approve the adoption of the Vericel Corporation 2015 Employee Stock Purchase Plan and to authorize an aggregate of 1,000,000 shares issuable under the plan; and

  4.
  To hold an advisory vote approving the compensation of our named executive officers.

Who is entitled to vote?

        Shareholders as of the close of business on March 13, 2015 (the "Record Date") may vote at the Annual Meeting of Shareholders. You have one vote for each share of common stock and one vote per 1/50 share of Series B-2 preferred stock you held on the Record Date, including shares:

  •
  Held directly in your name as "shareholder of record" (also referred to as "registered shareholder"); and

  •
  Held for you in an account with a broker, bank or other nominee (shares held in "street name"). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

        A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the Annual Meeting of Shareholders. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. "Broker non-votes" (described below) are also counted as present and entitled to vote for purposes of determining a quorum. As of the Record Date, 23,785,653 shares of the Company's common stock were outstanding and entitled to vote, and 12,308 shares of Series B-2 preferred stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

        The following explains how many votes are required to approve each proposal, provided that a majority of our shares is present at the Annual Meeting of Shareholders (present in person or represented by proxy).

  •
  The seven candidates for election who receive a plurality vote in the affirmative will be elected;

  •
  Ratifying PricewaterhouseCoopers LLP as Vericel's independent registered public accounting firm for fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the votes cast on the proposal;

  •
  Approval of the Vericel Corporation 2015 Employee Stock Purchase Plan and to authorize an aggregate of 1,000,000 shares issuable under the plan requires the affirmative vote of a majority of the votes cast on the proposal; and

  •
  Approval of the non-binding, advisory resolution regarding the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast on the proposal.

How are votes counted and who are the proxies?

        You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and "broker non-votes" will not be counted toward such nominee's achievement of plurality.

        You may vote "FOR," "AGAINST" or "ABSTAIN" on the ratification of PricewaterhouseCoopers LLP. If you abstain from voting on the proposal to ratify PricewaterhouseCoopers LLP, it will have no effect on the voting of the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, "broker non-votes" will have no effect on the ratification.

        You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to approve the Vericel Corporation 2015 Employee Stock Purchase Plan and to authorize an aggregate of 1,000,000 shares issuable under the plan. The affirmative vote of a majority of the votes cast on the proposal is required to approve our 2015 Employee Stock Purchase Plan. Abstentions and "broker non-votes" will not be counted towards the vote total for this proposal.

        You may vote "FOR," "AGAINST" or "ABSTAIN" on the non-binding, advisory resolution approving the compensation of our named executive officers. If you abstain from voting on the non-binding, advisory resolution approving the compensation of our named executive officers, it will have no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted "FOR" the resolution approving the compensation of our named executive officers.

        The persons named as attorneys-in-fact in the proxies, Dominick C. Colangelo and Gerard Michel, were selected by the Board of Directors and are officers of Vericel. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote"). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting of Shareholders, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter. Pursuant to applicable rules, brokers will have discretionary authority to vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

How does the Board of Directors recommend that I vote?

        Our Board of Directors recommends that you vote your shares:

  •
  "FOR" each of the nominees to the Board of Directors;

  •
  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Vericel's independent registered public accounting firm for fiscal year ending December 31, 2015;

  •
  "FOR" the approval of the Vericel Corporation 2015 Employee Stock Purchase Plan and to authorize an aggregate of 1,000,000 shares issuable under the plan; and

  •
  "FOR" the non-binding, advisory basis resolution approving the compensation of our named executive officers.

How do I vote my shares without attending the meeting?

        If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

  •
  By Internet or Telephone—You may vote by Internet or telephone by following the voting instructions on the proxy card and on www.proxyvote.com or as directed by your broker or other nominee. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice.

  •
  By Mail—If you requested a proxy card by mail, you may vote by signing, voting and returning your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. If you vote by Internet or telephone, please do not mail the proxy card. Your proxy card must be received prior to the Annual Meeting.

        Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time, on May 11, 2015.

How do I vote my shares in person at the meeting?

        If you are a shareholder of record (also referred to as "registered shareholder") and prefer to vote your shares in person at the meeting, bring proof of identification and request a ballot to vote at the meeting. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

        Even if you plan to attend the meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

        It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, vote according to the instructions for each proxy card you receive.

May I change my vote?

        Yes. Whether you have voted by Internet, telephone or mail you may change your vote and revoke your proxy by:

  •
  Sending a written statement to that effect to the Corporate Secretary of Vericel;

  •
  Voting by Internet or telephone at a later time;

  •
  Submitting a properly signed proxy card with a later date; or

  •
  Voting in person at the Annual Meeting of Shareholders.

What are the costs associated with the solicitation of proxies?

        The cost of soliciting proxies will be borne by us. Voting results will be tabulated and certified by Broadridge Financial Solutions. Vericel may solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Vericel may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Bylaws provide that the Board of Directors will consist of not less than five nor more than nine members, as fixed from time to time by a resolution of the Board of Directors and that all directors will be elected annually. The Board of Directors currently consists of eight directors. The persons named below as nominees for director will, if elected, each serve a term of one year expiring at the 2016 Annual Meeting of Shareholders and until their successors are elected and qualified. Nelson M. Sims, a director since 2006, has informed the Board of Directors that he intends to retire from the Board of Directors upon the conclusion of his current term at the 2015 Annual Meeting of Shareholders and, therefore, will not stand for re-election. As a result, the Board of Directors has approved a reduction in the size of the Board of Directors from eight to seven members to be effective on the date of the 2015 Annual Meeting of Shareholders, in accordance with our Bylaws.

        The table below sets forth Vericel's directors and nominees and their respective ages as of February 28, 2015.

Name	Position	Age	Director Since
Robert L. Zerbe*	Chairman of the Board of Directors	64	2006
Dominick C. Colangelo*	President and Chief Executive Officer and Director	51	2013
Alan L. Rubino*	Director	60	2005
Nelson M. Sims	Director	67	2006
Heidi Hagen*	Director	46	2013
Steven Gilman*	Director	62	2015
Kevin McLaughlin*	Director	58	2015
Paul Wotton*	Director	54	2015

*
Director nominee.

Director Nominees for Election at the 2015 Annual Meeting of Shareholders

        The biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of Vericel.

        Robert L. Zerbe, M.D., a Director since January 2006 and Chairman of the Board of Directors since October 2012, is the Chief Executive Officer of QUATRx Pharmaceuticals Company, a venture-backed drug development company which he co-founded in 2000. Prior to his role at QUATRx, Dr. Zerbe held several senior executive management positions with major pharmaceutical companies including Eli Lilly (from 1982 to 1993) and Pfizer (formerly Parke-Davis) (from 1993 to 2000). During his tenure at Eli Lilly, Dr. Zerbe's clinical research and development positions included Managing Director, Lilly Research Center U.K., and Vice President of Clinical Investigation and Regulatory Affairs. He joined Parke Davis in 1993, becoming Senior Vice President of Worldwide Clinical Research and Development. In this capacity he led the clinical development programs for a number of key products, including Lipitor® and Neurontin®. Dr. Zerbe received his M.D. from the Indiana University School of Medicine, and has completed post-doctoral work in internal medicine, endocrinology and neuroendocrinology at Indiana University and the National Institutes of Health. He also serves on the board of directors of, Edgemont Pharmaceuticals, a private specialty pharmaceutical company. The Board of Directors believes Dr. Zerbe's qualifications to sit on our Board of Directors include his management positions at major pharmaceutical companies, including the experience he gleaned in his clinic development roles.

        Dominick C. Colangelo, a Director since March 2013, has served as Vericel's President and Chief Executive Officer since March 2013. Mr. Colangelo has more than twenty years of executive management and corporate development experience in the biopharmaceutical industry, including nearly a decade with Eli Lilly and Company. Most recently, he was President and Chief Executive Officer of Promedior, Inc. During his career, he has held a variety of executive positions of increasing responsibility in product development, pharmaceutical operations, sales and marketing, and corporate development. He has extensive experience in the acquisition, development and commercialization of therapies to treat fibrovascular, metabolic and cardiovascular diseases. During his tenure at Eli Lilly and Company, he held positions as Director of Strategy and Business Development for Lilly's Diabetes Product Group and also served as a founding Managing Director of Lilly Ventures. Mr. Colangelo received his B.S.B.A. in Accounting, Magna Cum Laude, from the State University of New York at Buffalo and a J.D. degree, with Honors, from the Duke University School of Law. The Board of Directors believes Mr. Colangelo's qualifications to sit on our Board of Directors include his significant contributions within the biopharmaceutical industry.

        Alan L. Rubino, a Director since September 2005, has served as CEO and President of Emisphere Technologies, Inc., a publicly-held company headquartered in Roseland, NJ since 2012. Prior to joining Emisphere, Mr. Rubino served as Chief Executive Officer and President of New American Therapeutics, Inc., a specialty pharmaceutical company, since October 2010 where he led the acquisition of penciclovir from Novartis AG. He and his team re-marketed the product and significantly advanced its sale, which resulted in a return to the company's investors. Previously, Mr. Rubino served as the Chief Executive Officer and President of Akrimax Pharmaceuticals, LLC, an integrated specialty pharmaceutical company, since February 2008. Prior to this he served as President and Chief Operating Officer of Pharmos Corporation, a biopharmaceutical company, from November 2005 to December 2007. Mr. Rubino has continued to expand upon a highly successful and distinguished career that included Hoffmann-La Roche, Inc., a research-focused healthcare company, from 1977 to 2001, where he was a member of the U.S. Executive and Operating Committees and a Securities and Exchange Commission, or SEC, corporate officer. During his Roche tenure, he held a series of key executive positions in marketing, sales, business operations, supply chain and human resource management. In addition, he was assigned to various executive committee roles in the areas of marketing, project management, and globalization of Roche Holdings. Mr. Rubino also held senior executive positions at PDI, Inc., a sales and marketing support company, and Cardinal Health, a company focused on improving the cost-effectiveness of health care, from 2001 to 2005. He received Bachelor of Arts degree in economics from Rutgers University with a minor in biology/chemistry and also completed post-graduate educational programs at the University of Lausanne and Harvard Business School. Additionally, he serves on the Board of Rutgers University School of Business and the Lerner Center for Pharmaceutical Studies. The Board of Directors believes Mr. Rubino's qualifications to sit on our Board of Directors include his leadership roles in the life sciences industry in a wide range of positions, including positions focused on sales and marketing and SEC matters.

        Nelson M. Sims, a Director since February 2006, was Chairman of the Board from 2007 through 2009. He served as the President and Chief Executive Officer (from 2003 through 2005) of Novavax, Inc., an international health and life science company. From 1973 through 2001, Mr. Sims served in various executive positions in sales, marketing, business development, and general management of Eli Lilly and Company, a pharmaceutical company, including Executive Director of Alliance Management, Vice President, Sales and Marketing of Hybritech, Inc. (which was acquired by Eli Lilly) and President of Eli Lilly Canada. Mr. Sims received a Bachelor of Science degree in Pharmacy from Southwestern Oklahoma State University, and completed the Tuck Executive Program at the Amos Tuck School of Business at Dartmouth College. In addition to serving as a board member of companies where he also led the executive management team, Mr. Sims has other significant board experience serving both public and private companies, including MDS, Inc., ATS Automation Tooling Systems, Inc. and Novavax, Inc. Currently, in addition to Vericel, Mr. Sims sits on the board of

Tosca, Inc. The Board of Directors believes Mr. Sims's qualifications to sit on our Board of Directors include his significant contributions at global life sciences companies. Mr. Sims has informed the Board of Directors that he intends to retire from the Board of Directors upon the conclusion of his current term at the 2015 Annual Meeting of Shareholders and, therefore, will not stand for re-election.

        Heidi Hagen, a Director since August 2013, is global chief operating officer at Sotio LLC, since 2013, a biotechnology company developing new therapies for the treatment of cancer and autoimmune diseases using its immunotherapy platform and proprietary cell-based technologies. Previously Ms. Hagen was senior vice president, operations, at Dendreon Corporation, from 2002 to 2012, where she was responsible for, among other duties, manufacturing and supply chain operations. Prior to joining Dendreon, Ms. Hagen spent nearly ten years at Immunex Corporation, where she held several positions in drug development and supply chain and operations management. Ms. Hagen earned her B.S. in cell and molecular biology, M.S. in bioengineering, and MBA at the University of Washington. The Board of Directors believes Ms. Hagen's qualifications to sit on our Board of Directors include her leadership roles in the biotechnology industry in a wide range of positions.

        Steven Gilman, Ph.D., a Director since January 2015, served as the Executive Vice President, Research & Development and Chief Scientific Officer for Cubist Pharmaceuticals from September 2010 until January 2015. From February 2008 until September 2010, Dr. Gilman served as Senior Vice President, Discovery & Non-Clinical Development and Chief Scientific Officer. Prior to joining Cubist, Dr. Gilman served as Chairman of the board of directors and CEO of ActivBiotics, a privately held biopharmaceutical company. Previously, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager, Inflammation, responsible for all aspects of the Inflammation business from early gene discovery to product commercialization. Prior to Millennium, he was Group Director at Pfizer Global Research and Development, where he was responsible for drug discovery of novel antibacterial agents as well as several other therapeutic areas. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. He currently serves on the board of directors of the Massachusetts Biotechnology Association and Inhibikase, Inc., a privately held biotechnology company. In addition, Dr. Gilman currently serves on the board of directors of SYNEXIS, Inc., the Massachusetts Biotechnology Association and Inhibikase, Inc., a privately held biotechnology company and the Penn State University Biotechnology Advisory Board. Dr. Gilman received his Ph.D. and M.S. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation, and received a B.A. in microbiology from Miami University of Ohio. The Board of Directors believes Dr. Gilman's qualifications to sit on our Board of Directors include his leadership roles in the biopharmaceutical industry in a wide range of positions.

        Kevin McLaughlin, a Director since January 2015, is the Senior Vice President, Chief Financial Officer and Treasurer at Acceleron Pharma. He most recently served as Senior Vice President and Chief Financial Officer of Qteros, Inc., a cellulosic biofuels company. He was a co-founder of Aptius Education, Inc. and from 2007 through 2009 he worked as the Chief Operating Officer and a director. From 1996 through 2007, Mr. McLaughlin held several executive positions with PRAECIS Pharmaceuticals, Inc. He joined PRAECIS as their first Chief Financial Officer where he had responsibility for private financings, partnership financings, the company's initial public offering and subsequent stock offering. Later, Mr. McLaughlin became COO, and then President and CEO, and he served as a member of the board of directors. In this capacity he was responsible for negotiating the sale of the company to GlaxoSmithKline. He began his career in senior financial roles at Prime Computer and Computervision Corporation. Mr. McLaughlin received a BS in business from Northeastern University and an MBA from Babson College. The Board of Directors believes Mr. McLaughlin's qualifications to sit on our Board of Directors include his leadership roles in the biopharmaceutical industry in a wide range of positions.

        Paul Wotton, Ph.D., a Director since January 2015, serves as the President and CEO of Ocata Therapeutics, joining the company in July 2014. Prior to Ocata, Dr. Wotton had served as President and CEO of Antares Pharma Inc. (NASDAQ: ATRS), since October, 2008. Prior to joining Antares, Dr. Wotton was the CEO of Topigen Pharmaceuticals and prior to Topigen, he was the Global Head of Business Development of SkyePharma PLC. Earlier in his career he held senior level positions at Eurand International BV, Penwest Pharmaceuticals, Abbott Laboratories and Merck, Sharp and Dohme. Dr. Wotton is also past Chairman of the Emerging Companies Advisory Board of BIOTEC Canada. Dr. Wotton received his Ph.D. in pharmaceutical sciences from the University of Nottingham. In 2014 he was named New Jersey EY Entrepreneur of the Year in Life Sciences. The Board of Directors believes Dr. Wotton's qualifications to sit on our Board of Directors include his leadership roles in the life sciences industry in a wide range of positions.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a plurality of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of each of the nominees. It is the intention of the persons named as proxies to vote such proxy FOR the election of all nominees, unless otherwise directed by the shareholder. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.

        Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and "broker non-votes" will not be counted toward such nominee's achievement of plurality.

        The Board of Directors recommends that shareholders vote FOR the election of each nominee named in the above table.

Board Meetings and Committees

        During the fiscal year ended December 31, 2014, the Board of Directors held sixteen meetings. Each director serving on the Board of Directors in such fiscal year attended at least 75% of such meetings of the Board of Directors and the Committees on which he served.

Audit Committee

        Under the terms of its current Charter, the Audit Committee's responsibilities include reviewing with Vericel's independent accountants and management the annual financial statements and independent accountants' opinion, reviewing the scope and results of the examination of Vericel's financial statements by the independent accountants, reviewing all professional services performed and related fees by the independent accountants, approving the retention of the independent accountants and periodically reviewing Vericel's accounting policies and internal accounting and financial controls. The Audit Committee may delegate duties or responsibilities to subcommittees or to one member of the Audit Committee. Mr. Sims (Chair), Mr. Rubino and Dr. Zerbe were members of the Audit Committee during the fiscal year ended December 31, 2014. In February 2015, the Board of Directors appointed Mr. McLaughlin to serve as a member of the Audit Committee. During the fiscal year ended December 31, 2014, the Audit Committee held six meetings. Mr. Sims will continue to serve until the conclusion of his term and will not stand for re-election at the 2015 Annual Meeting. All members of our Audit Committee are independent (as independence is defined in Rule 5605(a)(2) and as required under Rule 5605(c)(2) of the NASDAQ listing standards). Since September 2009, Mr. Sims has been designated as an audit committee financial expert as defined in the rules of the SEC. In March 2015, the Board of Directors designated Mr. McLaughlin as an audit committee financial expert to replace Mr. Sims. The Audit Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page at our website, www.vcel.com, and by following the Corporate Governance link. For additional information concerning the Audit Committee, see "Report of the Audit Committee of the Board of Directors."

Compensation Committee

        Under the terms of its current Charter, the Compensation Committee's responsibilities include determining and approving salary and bonus levels and stock option or restricted stock grants with respect to executive officers, and determining and approving stock option or restricted stock grants with respect to all employees. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer compensation for consistency with the Compensation Committee's compensation philosophy and strategy. The Compensation Committee may delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee. Mr. Rubino (Chair), Dr. Zerbe and Ms. Hagen were members of the Compensation Committee during the fiscal year ended December 31, 2014. In February 2015, the Board of Directors appointed Dr. Gilman to serve as a member of the Compensation Committee. During the fiscal year ended December 31, 2014, the Compensation Committee held nine meetings. All members of our Compensation Committee are independent (as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page at our website, www.vcel.com, and by following the Corporate Governance link.

Governance and Nominating Committee

        Under the terms of its current Charter, the Governance and Nominating Committee (the "Governance Committee") responsibilities include assisting Vericel's Board of Directors in fulfilling its responsibilities by reviewing and reporting to the Board of Directors on (i) corporate governance compliance mechanisms, (ii) corporate governance roles amongst management and directors, and (iii) Board of Directors process enhancement. The Governance Committee may delegate duties or responsibilities to subcommittees or to one member of the Governance Committee. The Governance Committee also considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. Consistent with this function, the Governance Committee encourages continuous improvement of, and fosters adherence to, our corporate governance policies, procedures and practices at all levels. Ms. Hagen (Chair), Dr. Zerbe and Mr. Sims were members of the Governance Committee during the fiscal year ended December 31, 2014. In February 2015, the Board of Directors appointed Dr. Wotton to serve as a member of the Governance Committee. During the fiscal year ended December 31, 2014, the Governance Committee held four meetings. Mr. Sims will continue to serve until the conclusion of his term and will not stand for re-election at the 2015 Annual Meeting. All members of the Governance Committee are independent (as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Governance Committee acts pursuant to a written charter, a current copy of which is available on the Investor Relations page at our website, www.vcel.com, and by following the Corporate Governance link.

Director Nominations

        The Governance Committee evaluates and recommends to the Board of Directors the nominees for each election of directors. In fulfilling its responsibilities, the Governance Committee considers the following factors, among others:

  •
  the appropriate size of our Board of Directors and its committees;

  •
  the needs of Vericel with respect to the particular talents and experience of its directors;

  •
  the nominee's interest in becoming an effective, collaborative Board of Directors member, and the nominee's ability to work in a collegial style with other Board of Directors members;

  •
  the knowledge, skills and experience of nominees, including experience in the life sciences industry, medical products, medical research, medicine, business, finance, administration or public service;

  •
  experience with accounting rules and practices;

  •
  experience with regulatory and SEC requirements applicable to public companies;

  •
  experience with regulatory requirements applicable to our industry;

  •
  appreciation of the relationship of our business to the changing needs of society; and

  •
  balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

        The Governance Committee's goal is to assemble a Board of Directors that brings to Vericel a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Governance Committee also considers candidates with appropriate non-business backgrounds.

        Neither the Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees. However, both may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. In general, the Governance Committee seeks director nominees with the talents and backgrounds that provide the Board of Directors with an appropriate mix of knowledge, skills and experience for the needs of Vericel's business. The Governance Committee and the Board of Directors discuss the composition of directors on the Board of Directors, including diversity of background and experience, as part of the annual Board of Directors evaluation process.

        Other than the criteria listed above, there are no stated minimum criteria for director nominees. The Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of the Board of Directors must meet the definition of "independent director" under the NASDAQ listing standards or the listing standards of any other applicable self-regulatory organization. The Governance Committee also believes it appropriate for at least one member of Vericel's management to participate as a member of the Board of Directors.

        The Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of shareholders does not wish to continue in service, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board of Directors will be polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. If the Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.

        The Governance Committee will evaluate any recommendation for director nominee proposed by a shareholder who (i) has continuously held at least 1% of the outstanding shares of our common stock entitled to vote at the annual meeting of shareholders for at least one year by the date the shareholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with Vericel's established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying shareholder must be received by Vericel no later than 120 days prior to the anniversary of the date proxy statements were made available to shareholders in connection with the prior year's Annual Meeting of Shareholders. Any shareholder recommendation for director nominee must be submitted to the Corporate Secretary, in writing at 64 Sidney St., Cambridge, MA, 02139, and must contain the following information:

  •
  a statement by the shareholder that he/she is the holder of at least 1% of our common stock and that the stock has been held for at least a year prior to the date of the submission and that the shareholder will continue to hold the shares through the date of the Annual Meeting of Shareholders;

  •
  the candidate's name, age, contact information and current principal occupation or employment;

  •
  a description of the candidate's qualifications and business experience during, at a minimum, the last five years, including the candidate's principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed; and

  •
  the candidate's resume.

        The Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying shareholders in the same manner, using the criteria stated above.

        All directors and director nominees will submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

Board of Directors Leadership Structure

        The Board of Directors' general policy is that the position of Chairman of the Board of Directors may be held by the CEO, but that if those positions are held by the same individual or if the Chairman is otherwise not independent, the Board of Directors shall appoint an independent Lead Director. The CEO shall preside at all meetings of the shareholders and, unless a Chairman has been elected, at all meetings of the Board of Directors at which he is present. If a Chairman has been elected, he shall preside at all Board of Directors meetings at which he is present and, if independent, at all executive sessions of the independent directors, and shall perform such other powers and duties as may be assigned to him by the Board of Directors. If the Chairman is not independent and a Lead Director is appointed, he shall preside at executive sessions of the independent directors and will bear such further responsibilities as the full Board of Directors may designate from time to time. Currently, the position of Chairman of the Board of Directors is held by Dr. Zerbe.

        The independent members of the Board of Directors have periodically reviewed this leadership structure and believe it is appropriate for Vericel at the current time. The CEO is responsible for setting the strategic direction for Vericel and the day-to-day leadership and performance of Vericel, while the Chairman of the Board of Directors provides guidance to the CEO and sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. The CEO and Chairman of the Board of Directors provide leadership to the Board of Directors and work with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board of Directors presides over executive sessions and ensures that no conflict of interest arises between management and the functions of the Board of Directors and facilitates communication among the directors. The Chairman of the Board of Directors and the CEO work together to provide an appropriate information flow to the Board of Directors and the Chairman of the Board of Directors works with other Board of Directors members to provide strong, independent oversight of Vericel's management and affairs. Thus, the Board of Directors believes that the current structure balances the needs for the CEO to run Vericel on a day-to-day basis with the benefit provided to Vericel by significant involvement and leadership of an independent Chairman of the Board of Directors.

Shareholder Communications with Directors

        The Board of Directors has adopted a Shareholder Communications with Directors Policy. The Shareholder Communications with Directors Policy is available on the Investor Relations page at our website, www.vcel.com, and by following the Corporate Governance link.

Director Attendance at Annual Meetings

        The Board of Directors has adopted a Director Attendance at Annual Meetings Policy. This policy is available on the Investor Relations page at our website, www.vcel.com, and by following the Corporate Governance link. All of the directors then in office attended our Annual Meeting of Shareholders held in May 2014.

Code of Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors as well as a separate Code of Ethics for Senior Financial Officers. These Codes of Ethics are available on the Investor Relations page at our website, www.vcel.com, and by following the Corporate Governance link. We will also make information related to any amendments to, or waivers from these Codes of Ethics, available on the website.

Board of Directors Member Independence

        The Board of Directors has determined that all of the members of the Board of Directors and each director nominee, other than Mr. Colangelo, are independent within the meaning of the director independence standards of NASDAQ and the SEC. Mr. Colangelo is not considered independent because of his current employment by Vericel.

Risk Oversight

        Assessing and managing risk is the responsibility of Vericel's management. The Board of Directors oversees and reviews certain aspects of our risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. Among other areas, the Board of Directors is directly involved in overseeing risks related to Vericel's overall strategy, including clinical and product development strategies, financing strategies, business continuity, crisis preparedness and corporate reputational risks.

        The committees of the Board of Directors execute their oversight responsibility for risk management as follows:

  •
  The Audit Committee has responsibility for overseeing Vericel's internal financial and accounting controls, work performed by Vericel's independent registered public accounting firm and internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and our independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, Vericel, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to Vericel's senior management and the Audit Committee. The Audit Committee also reviews transactions between Vericel and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

  •
  The Compensation Committee is responsible for overseeing risks related to Vericel's cash and equity-based compensation programs and practices and ensuring that executive and employee compensation plans are appropriately structured so as not to incent excessive risk taking and are not reasonably likely to have a material adverse effect on Vericel.

  •
  The Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance and works to ensure that our corporate governance does not encourage or promote excessive risk taking on the part of the Board of Directors or by employees of Vericel.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Overview

        The Audit Committee has selected PricewaterhouseCoopers LLP as Vericel's independent registered public accounting firm to audit the consolidated financial statements of Vericel for the fiscal year ending December 31, 2015. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1997.

        Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accountant at any time during the year if they determine that such a change would be in the best interests of Vericel and its shareholders.

        As part of its duties, the Audit Committee considered the provision of services, other than audit services, during the fiscal year ended December 31, 2014 by PricewaterhouseCoopers LLP, our independent registered public accounting firm for that period, to ensure they maintain their independence. The following table sets forth the aggregate fees accrued by Vericel for the fiscal years ended December 31, 2013 and 2014, respectively, by PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2013		Fiscal Year Ended December 31, 2014
Audit Fees	$403,302	(1)	$715,100
Audit Related Fees	—		—
Tax Fees	—		—
All Other Fees	1,800	(2)	1,800

Total	$405,102		$716,900

(1)
The Audit Fees for the years ended December 31, 2013 and 2014, respectively, were for professional services rendered for the audits and reviews of the consolidated financial statements of Vericel, professional services rendered for issuance of consents, comfort letters and assistance with review of documents filed with the SEC.

(2)
Annual license fee for technical accounting research software.

        The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2013 and 2014, respectively, were pre-approved by the Audit Committee.

        Representatives of PricewaterhouseCoopers LLP attended all of the meetings of the Audit Committee during each of the fiscal years ended December 31, 2013 and 2014, respectively. We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the votes cast on the proposal on the ratification of this appointment, at the Annual Meeting of Shareholders at which a quorum representing a majority of all outstanding shares of common stock of Vericel is present, either in person or by proxy, is required for ratification of this proposal. If you abstain from voting on this Proposal, it has no effect on the voting of the proposal. If you submit your proxy without indicating your voting instructions, your shares will be voted "FOR" this proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, "broker non-votes" will have no effect on the ratification.

        The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Vericel's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.

PROPOSAL 3

PROPOSAL TO APPROVE THE VERICEL CORPORATION 2015 EMPLOYEE STOCK PURCHASE PLAN AND TO AUTHORIZE AN AGGREGATE OF 1,000,000 SHARES ISSUABLE UNDER THE PLAN

Overview

        Stockholders are being asked to approve the Company's 2015 Employee Stock Purchase Plan (the "ESPP"). If approved by stockholders, 1,000,000 shares of the Company's common stock would be available for issuance under the ESPP. On March 20, 2015, our Board of Directors approved the ESPP subject to approval of the ESPP by stockholders.

        The purpose of the ESPP is to provide our employees the opportunity to purchase our common stock through accumulated payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The ESPP is an important component of the benefits package that we offer to our employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of the Company.

Summary of the ESPP

        A summary of the principal features of the ESPP is set forth below and qualified by reference to the full text of the ESPP, which is attached to this proxy statement as Appendix I.

        The ESPP is administered by the person or persons (the "Administrator") appointed by the Board of Directors for such purpose. The ESPP provides that all employees of the Company and certain designated subsidiaries of the Company who have completed at least 30 days of employment are eligible to participate in the ESPP, except for persons who are deemed under Section 423(b)(3) of the Code to own 5% or more of the voting power or value of all classes of stock of the Company or any designated subsidiaries.

        The ESPP enables the Company to make one or more offerings to eligible employees to purchase common stock. The Administrator may designate the length of any offering, provided that no offering may exceed one year in duration or overlap any other offering.

        Eligible employees may elect to become participants in the ESPP by enrolling at least 15 days prior to the offering date for the granting of an option to purchase shares under the ESPP. Shares are purchased through the accumulation of payroll deductions at a minimum of $10 per payroll up to a maximum of 15% of each participant's compensation. The maximum number of shares of common stock that can be purchased under the ESPP during any one calendar year is that number having a fair market value of $25,000, as determined on the option grant date or dates. The number of shares to be purchased with respect to any offering will be the lesser of (a) the number of shares determined by dividing the participant's accumulated payroll deductions on the date of option exercise by the purchase price per share for the common stock, or (b) 6,250 shares. The purchase price per share will not be lower than (a) 85% of the fair market value of the common stock as of the offering date or (b) 85% of the fair market value of the common stock on the date of exercise of the option.

        An option granted under the ESPP is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with the Company.

        The number of shares that are reserved for issuance under the ESPP is subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the ESPP will be used for the general corporate purposes of the Company. Shares issued under the ESPP may be authorized but unissued or shares reacquired by the Company and held in its treasury.

        The ESPP will remain in effect until it is suspended or discontinued by the Board of Directors. The Board of Directors may at any time amend, revise or terminate the ESPP for any purposes. Certain amendments, such as amendments increasing the number of shares of common stock available under the ESPP, will not be effective unless approved by shareholders. In addition, no amendment of the ESPP may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.

U.S. Federal Income Tax Consequences

        The following is a summary of the principal federal income tax consequences of certain transactions under the ESPP. It does not describe all federal tax consequences under the ESPP, nor does it describe state or local tax consequences.

        The ESPP is intended to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the ESPP or when purchasing the shares of common stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

        If shares acquired under the ESPP are sold more than two years after the first day of the offering pursuant to which the shares were purchased, the employee will generally recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the common stock on the first day of the offering pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. No taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least 12 months. No deduction is allowed to Company.

        If shares acquired under the ESPP are sold within two years of the first day of the offering pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the offering pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

New Plan Benefits

        The actual number of shares that may be purchased by any individual under the Plan is not determinable in advance because the number is generally calculated using the contributed amount and the purchase price.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2014, concerning securities authorized for issuance under all of Vericel's existing equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	477,530	$21.74	4,011,608
Equity compensation plans not approved by security holders	—	n/a	—

Total	477,530		4,011,608

Vote Required and Board of Director's Recommendation

        The affirmative vote of a majority of the votes cast on this proposal is required for approval of this Proposal 3. Abstentions and "broker non-votes" will have no effect on this Proposal 3. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted "FOR" this Proposal 3.

        For the reasons stated above, the Board of Directors believes that the proposed Vericel Corporation 2015 Employee Stock Purchase Plan is in the best interest of, and advisable to, the shareholders and the Company, and the Board of Directors has approved such Plan. Therefore, the Board of Directors unanimously recommends a vote "FOR" the approval of Proposal 3 to approve the Vericel Corporation 2015 Employee Stock Purchase Plan and to authorize an aggregate of 1,000,000 shares issuable under the plan.

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Overview

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This is commonly known as, and is referred to herein as, a "say-on-pay" proposal or resolution. Under Section 14A(a)(1) of the Exchange Act, generally, each public company must submit a say-on-pay proposal to its shareholders not less frequently than once every three years after the first date of submission. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.

        As discussed under Compensation Discussion and Analysis, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. We believe that our compensation program for our named executive officers was instrumental in helping us achieve our strong strategic and financial performance.

        We are asking our shareholders to vote "FOR" the following resolution at our Annual Meeting:

        "RESOLVED, that the compensation paid to Vericel's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED."

        We are asking our shareholders to indicate their support for our named executive officers' compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

Vote Required and Board of Directors' Recommendation

        The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on Vericel or the Compensation Committee. However, the Compensation Committee does value the opinions of our shareholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this Proposal 4. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted "FOR" Proposal 4.

        We believe that our compensation program for our named executive officers is in the best interest of Vericel and our shareholders. Therefore, the Board of Directors unanimously recommends a vote FOR the approval of this resolution.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of February 28, 2015, or as otherwise set forth below, with respect to the beneficial ownership of Vericel's common stock by (i) all persons known by Vericel to be the beneficial owners of more than 5% of the outstanding common stock of Vericel; (ii) each director and director nominee of Vericel, (iii) each executive officer of Vericel named in the Summary Compensation Table, and (iv) all executive officers and directors of Vericel as a group.

	Shares Owned(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percentage of Class(3)
Robert L. Zerbe(4)	18,860	*
Ronald M. Cresswell(5)	17,263	*
Alan L. Rubino(6)	19,007	*
Nelson M. Sims(7)	20,216	*
Heidi Hagen(8)	5,749	*
Dominick C. Colangelo(9)	93,333	*
Daniel R. Orlando(10)	47,742	*
Gerard Michel(11)	31,250	*
Eastern Capital Limited(12)	1,402,889	5.7%
Stonepine Capital LP	1,700,000	7.0%
Great Point Partners LLC	2,170,000	8.9%
Consonance Capital Management LP	2,352,940	9.6%
All officers and directors as a group (8 persons and 4 companies)(13)	7,879,249	31.9%

*
Represents less than 1% of the outstanding shares of Vericel's common stock equivalents.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Except as indicated in the footnotes to this table, to the knowledge of Vericel, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The number of shares owned and percentage ownership amounts include shares of restricted stock granted under Vericel's Amended and Restated 2004 Equity Incentive Plan (the "2004 Plan") and the Vericel Amended and Restated 2009 Omnibus Incentive Plan. Pursuant to the rules of the SEC, the number of shares of Vericel's common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 28, 2015.

(2)
The address for the eight (8) beneficial owners that are persons is 64 Sidney St., Cambridge, MA 02139. The addresses of the four (4) beneficial owners that are companies are as follows:

a.
Eastern Capital Limited—P.O. Box 31300, Grand Cayman, KY1-1206 Cayman Islands.

b.
Stonepine Capital LP—475 Gate Five Road, Suite 324, Sausalito, CA 94965.

c.
Great Point Partners LLC—165 Mason Street, 3rd Floor, Greenwich, CT 06830.

d.
Consonance Capital Management LP—1370 Avenue of the Americas, Suite 3301, New York, NY 10019.

(3)
Calculated on the basis of 23,785,653 shares of common stock plus 12,308 shares of Series B-2 preferred stock on an as converted basis for a total of 24,401,053 common stock equivalents outstanding as of February 28, 2015.

(4)
Includes 18,815 shares issuable upon exercise of options held by Dr. Zerbe that are exercisable within the 60-day period following February 28, 2015.

(5)
Includes 15,263 shares issuable upon exercise of options held by Dr. Cresswell that are exercisable within the 60-day period following February 28, 2015.

(6)
Includes 18,963 shares issuable upon exercise of options held by Mr. Rubino that are exercisable within the 60-day period following February 28, 2015.

(7)
Includes 18,747 shares issuable upon exercise of options held by Mr. Sims that are exercisable within the 60-day period following February 28, 2015. Mr. Sims has informed the Board of Directors that he intends to retire from the Board of Directors upon the conclusion of his current term at the 2015 Annual Meeting of Shareholders and, therefore, will not stand for re-election.

(8)
Includes 5,749 shares issuable upon exercise of options held by Ms. Hagen that are exercisable within the 60-day period following February 28, 2015.

(9)
Includes 73,333 shares issuable upon exercise of options held by Mr. Colangelo that are exercisable within the 60-day period following February 28, 2015.

(10)
Includes 37,938 shares issuable upon exercise of options held by Mr. Orlando that are exercisable within the 60-day period following February 28, 2015.

(11)
Includes 11,250 shares issuable upon exercise of options held by Mr. Michel that are exercisable within the 60-day period following February 28, 2015.

(12)
Includes the common share equivalent for 12,308 shares of Series B-2 preferred stock that are convertible into 50 common shares for each share of Series B-2 preferred stock.

(13)
Includes 200,058 shares issuable upon exercise of options/warrants that are exercisable within the 60-day period following February 28, 2015.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        The Compensation Committee of our Board of Directors, which is comprised solely of independent directors as defined by NASDAQ, outside directors as defined by Section 162(m) of the Internal Revenue Code and non-employee directors as defined by Rule 16b-3 under the Exchange Act, has been delegated the authority and responsibility to review and determine or, in their discretion, recommend to our Board of Directors for determination, the compensation packages of our executive officers. Our named executive officers for fiscal 2014 are those individuals listed in the "2014 Summary Compensation Table" below. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in "Board Meetings and Committees—Compensation Committee" section of this Proxy Statement.

        A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

  Executive Compensation Objectives and Philosophy

        The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of Vericel and to align the interests of these executives with those of our shareholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

  •
  attract and retain talented and experienced executives;

  •
  motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

  •
  focus executive behavior on achievement of our corporate objectives and strategy;

  •
  build a culture of "pay for performance"; and

  •
  align the interests of management and shareholders by providing management with longer-term incentives through equity ownership.

        The Compensation Committee reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as annual and long-term incentive opportunities, are designed to motivate and reward performance. The annual incentive motivates named executive officers to achieve specific operating objectives for the fiscal year. Long-term incentives are intended to reward Vericel's long-term performance and achievement of specific financial goals and to strongly align named executive officers' interests with those of shareholders.

  Elements of Executive Officer Compensation

        Our executive officer compensation program is comprised of: (i) base annual salary; (ii) annual incentive compensation, which is based on overall company performance and the achievement of individual goals; and (iii) long-term equity incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders.

        In establishing overall executive compensation levels and making specific compensation decisions for the executives in 2014, the Compensation Committee considered a number of criteria, including the executive's position, any applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives, external market data and retention concerns. In addition, the Compensation Committee considered the results of the advisory vote by shareholders on the "say-on-pay" proposal presented to stockholders at Vericel's 2014 annual meeting of shareholders. There was support at the 2014 annual meeting for the compensation program offered to Vericel's named executive officers with more than 80% of votes cast in favor. Accordingly, the Committee made no direct changes to Vericel's executive compensation program as a result of the say-on-pay vote.

        The Compensation Committee performs a review of compensation for our executive officers annually. As part of this review, the Compensation Committee takes into consideration their understanding of external market data, including compensation practices of comparable companies (based on size and stage of development), and independent third party market data, including the Radford Global Life Sciences Survey. At least every three years, the Compensation Committee engages an independent consultant to perform an analysis of the current compensation program. In 2014, the Compensation Committee engaged Frederic W. Cook & Co., Inc. to perform an independent review of the direct compensation program for our executive officers. The consultant reports directly to the Compensation Committee. Other than the work it performs for the Compensation Committee and the Board, Frederic W. Cook & Co., Inc. does not provide any consulting services to Vericel Corporation or its executive officers. We may also change the base salary of an executive officer at other times due to market conditions or if a change in the scope of the officer's responsibilities justifies such consideration. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives.

        Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for executive officers in the first quarter of each year and in connection with the hiring of new executives. Other than with respect to the compensation of our Chief Executive Officer, our Compensation Committee also takes into consideration the recommendations for executive compensation made by our Chief Executive Officer, which recommendations are generally presented at the time of our Compensation Committee's review of executive compensation arrangements.

        In considering compensation of executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment of various components of compensation. We do not believe Section 162(m) of the Code, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of our named executive officers, will have a material effect on us. Certain performance-based compensation approved by shareholders is not subject to this deduction limit. Our Compensation Committee's strategy in this regard is to be cost and tax efficient. Therefore, the Compensation Committee intends to preserve corporate tax deductions, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our shareholders, even if such arrangements do not always qualify for full tax deductibility.

  Base Salary

        The Compensation Committee performs a review of base salaries for our executive officers annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the individual experience, skills and expected contributions of our executives and our executives' performance during the prior year. In 2014, Mr. Orlando's salary was adjusted to $292,125. The adjustment was due to increased responsibilities within the organization. In

2014, Mr. Colangelo's salary remained unchanged. These base salaries are consistent with our compensation philosophy.

  Annual Non-Equity Incentive Compensation

        In June 2014, we completed the acquisition of certain assets of Sanofi, a French société anonyme, and assumed certain liabilities for purposes of acquiring the portion of the cell therapy and regenerative medicine business which researches, develops, manufactures, markets and sells three therapy products, Carticel®, MACI™ and Epicel®. As a result of this acquisition, we are now a commercial stage company with a portfolio of both commercial and development stage cell therapy products. Given the nature of our business, the determination of annual incentives for our executives has been generally tied towards promoting our development programs and expanding the product portfolio and now also includes promoting our commercial cell therapy business. Each executive officer has a target cash incentive amount that is based on a percentage of his or her base salary. The amount of the cash incentives awarded by the Compensation Committee each year is tied to the achievement of performance and corporate goals set by the Board of Directors or the Compensation Committee, which are designed to capture the important operational and financial aspects of the organization. The key 2014 corporate objectives were: (1) raise capital through public offerings and other financing vehicles to fund Vericel through 2015, (2) complete treatment of over 100 patients in the ixCELL-DCM clinical study, (3) expand Vericel's business platform by leveraging current assets and technology platform and broadening product portfolio and (4) continuously improve ixmyelocel-T manufacturing process by developing and implementing process.

        The target incentive bonus percentages for 2014, as a percentage of base salary, were as follows: Mr. Colangelo, 50%, Mr. Michel, 40% and Mr. Orlando, 40%. If we achieve corporate performance goals in excess of target levels, or if the professional effectiveness of a specific executive officer helped us achieve specific corporate objectives or otherwise contributed to our overall success, the incentives paid to our executive officers can exceed the target amounts. The 2014 bonus awards were as follows: Mr. Colangelo, $236,500, Mr. Michel, $82,833 and Mr. Orlando, $117,420. The awards were based upon 100% achievement, and in the case of Mr. Colangelo a greater than 100% achievement, of certain corporate and individual performance goals during the year.

  Long-term Equity Incentive Compensation

        Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our common stock. The Compensation Committee believes that stock option participation aligns executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry, as well as a broader group of companies of comparable size and complexity. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant. In 2014, the Compensation Committee engaged Frederic W. Cook & Co., to perform an independent review of the Incentive Plan option grant practices.

        Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over four years. All grants need to be approved by our Board of Directors or Compensation Committee. All stock options will be awarded at fair market value and based on our closing market price on the grant date.

  Other Compensation

        Generally, benefits available to executive officers are available to all employees on similar terms and include health and welfare benefits, paid time-off, life and disability insurance and a 401(k) plan.

        We provide the benefits above to attract and retain our executive officers by offering compensation that is competitive with other companies similar in size and stage of development. These benefits represent a relatively small portion of their total compensation.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Members:

Alan L. Rubino, Chairman
Robert L. Zerbe, M.D.
Heidi Hagen

        This report shall not constitute "soliciting material," shall not be deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Summary Compensation Table

        The following table summarizes all compensation earned by or paid to Dominick C. Colangelo, our chief executive officer effective March 1, 2013, Daniel Orlando, our chief operating officer, and Gerard Michel, our chief financial officer and vice president of corporate development effective June 2, 2014 (the "named executive officers") during the fiscal years ended December 31, 2014 and 2013.

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Dominick C. Colangelo	2014	$430,000		$89,583		$140,223	$236,500	$39,633	(8)	$914,439
President and CEO	2013	$358,333	(4)	$—		$937,884	$89,583	$59,264	(9)	$1,445,064
Daniel Orlando	2014	$292,125		$45,600		$84,134	$117,420	$37,489	(10)	$576,678
Chief Operating Officer	2013	$285,000		$35,000	(7)	$—	$45,600	$46,597	(11)	$412,197
Gerard Michel	2014	$204,167	(6)	$—	()	$146,250	$82,833	$19,021	(12)	$452,271
CFO and VP of Corporate Development	2013	$—		$—		$—	$—	$—		$—

(1)
Amount reflects the grant date fair value of the named executive officer's stock options, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions. For a discussion of the assumptions used in calculating these values, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 25, 2015.

(2)
Amounts reflected in this column were awarded pursuant to individual's employment agreement, as applicable, as described in more detail below.

(3)
The all other compensation column includes Vericel contributions to its 401(k) Plan, as detailed in footnotes 8, 9, 10, 11 and 12. None of the named executive officers received perquisites having an aggregate value of $10,000 or more in the fiscal years ended December 31, 2014, 2013 or 2012, respectively.

(4)
Mr. Colangelo became our President and Chief Executive Officer effective as of March 1, 2013. This amount represents the salary earned by Mr. Colangelo subsequent to his employment.

(5)
This amount represents the salary earned by Mr. Orlando during fiscal 2012 after his employment commenced in August 2012.

(6)
This amount represents the salary earned by Mr. Michel during fiscal 2014 after his employment commenced in June 2014.

(7)
This amount represents a bonus paid to Mr. Orlando for his service as Vericel's interim President and Chief Executive Officer.

(8)
This amount includes Vericel contributions made to Mr. Colangelo's 401(k) Plan of $9,100 and $8,679 of reimbursable commuting expenses in the fiscal year ended December 31, 2014.

(9)
This amount includes Vericel contributions made to Mr. Colangelo's 401(k) Plan of $6,898 and $35,124 of reimbursable commuting expenses in the fiscal year ended December 31, 2013.

(10)
This amount includes Vericel contributions made to Mr. Orlando's 401(k) Plan of $9,100 and $5,029 of reimbursable commuting expenses in the fiscal year ended December 31, 2014.

(11)
This amount includes Vericel contributions made to Mr. Orlando's 401(k) Plan of $10,747 and $18,326 of reimbursable commuting expenses in the fiscal year ended December 31, 2013.

(12)
Vericel made no contributions to Mr. Michel's 401(k) Plan and no reimbursable commuting expenses in the fiscal year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year End

        The table below reflects all outstanding equity awards made to each of the named executive officers that were outstanding at December 31, 2014. We currently grant stock-based awards pursuant to our Incentive Plan and have outstanding awards under our Incentive Plans.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

	Option Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Dominick C. Colangelo	3/6/2013		24,063	30,938	$25.90	3/6/2023
Daniel Orlando	1/3/2014	(2)	10,312	44,688	$3.57	1/3/2023
	10/23/2012		12,501	12,500	$29.40	10/23/2022
Gerard Michel	1/3/2014	(2)	6,187	26,813	$3.57	1/3/2023
	6/11/2014		—	45,000	$4.36	6/11/2024

(1)
Unless otherwise noted, options vest over a period of four years, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting each quarter thereafter.

(2)
These options vest in equal quarterly installments over a four-year period beginning on the grant date.

Option Exercises and Stock Vested

        There were no option awards exercised by any of our executive officers, nor did any stock awards vest, during 2014.

Employment Contracts, including Termination of Employment and Change of Control Arrangements

        The following are summaries of the agreements with our named executive officers.

  Mr. Colangelo's Agreement

        On March 4, 2013, Mr. Colangelo and Vericel entered into an Employment Agreement (the "Colangelo Employment Agreement") and became our new Chief Executive Officer. The Colangelo Employment Agreement provides that Mr. Colangelo will receive an initial annual base salary of $430,000 and his base salary shall be reviewed annually by Vericel. Under the Colangelo Employment Agreement, Mr. Colangelo will also be eligible to receive cash incentive compensation as determined by Vericel. Mr. Colangelo's target annual incentive compensation shall be 50% of his then-current base salary. Under the Colangelo Employment Agreement, Vericel agrees to grant to Mr. Colangelo an option to purchase 55,001 shares of Vericel's common stock; additionally from time to time and at the discretion of our Board of Directors, Vericel may grant to Mr. Colangelo additional options to purchase shares of Vericel's common stock pursuant to Vericel's then-current equity plan.

        In the event of his termination prior to a Change in Control by Vericel without Cause or by Mr. Colangelo for Good Reason (as such terms are defined in the Colangelo Employment Agreement), Vericel shall pay Mr. Colangelo an amount equal to twelve months of his then-current base salary in equal installments over the one-year period following the date of termination of his employment. In the event of his termination within twelve (12) months following a Change in Control by Vericel without Cause or by Mr. Colangelo for Good Reason, Vericel shall pay Mr. Colangelo an amount equal to eighteen months of his then-current base salary in one lump sum. In either event, subject to Mr. Colangelo's co-payment of premiums at the active employee's rate, Mr. Colangelo would also be entitled to continued participation in our company-sponsored group health, dental and vision programs for 12 months following the date of termination. Mr. Colangelo's right to receive any severance payment and to continue his participation in such health programs is conditioned upon and subject to Mr. Colangelo's signing and not revoking a general release of claims.

        In addition, during his employment and after termination of the Colangelo Employment Agreement, Mr. Colangelo has agreed to keep Vericel's confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Vericel's written consent except as necessary in the ordinary course of performing his duties to Vericel. During the term of the Employment Agreement and for a period of twelve months thereafter Mr. Colangelo also agrees not to compete with Vericel and not to solicit employees, customers or suppliers of Vericel.

  Mr. Orlando's Agreement

        On April 3, 2013, Mr. Orlando and Vericel entered into an Employment Agreement (the "Orlando Employment Agreement"). The Orlando Employment Agreement provides that Mr. Orlando will receive an initial annual base salary of $285,000 and his base salary shall be reviewed annually by Vericel. In 2014, Mr. Orlando's salary was adjusted to $292,125. Under the Orlando Employment Agreement, Mr. Orlando will also be eligible to receive cash incentive compensation as determined by the Company. Mr. Orlando's target annual incentive compensation shall be 40% of his then-current base salary. Mr. Orlando shall also receive a one-time cash incentive payment of $35,000 for his service to the Company as interim Chief Executive Officer from December 2012 through March 2013. From time to time and at the discretion of management and our Board of Directors, Vericel may grant to Mr. Orlando options to purchase shares of Vericel's common stock pursuant to Vericel's then-current equity plan.

        In the event of his termination prior to a Change in Control by Vericel without Cause or by Mr. Orlando for Good Reason (as such terms are defined in the Orlando Employment Agreement), Vericel shall pay Mr. Orlando an amount equal to nine months of his then-current base salary in equal installments over the one-year period following the date of termination of his employment. I n the event of his termination within twelve months following a Change in Control by the Company without Cause or by Mr. Orlando for Good Reason, the Company shall pay Mr. Orlando an amount equal to nine months of his then-current base salary in one lump sum. In either event, subject to Mr. Orlando's co-payment of premiums at the active employee's rate, Mr. Orlando would also be entitled to continued participation in our company-sponsored group health, dental and vision programs for twelve months following the date of termination. Mr. Orlando's right to receive any severance payment and to continue his participation in such health programs is conditioned upon and subject to Mr. Orlando's signing and not revoking a general release of claims

        In addition, during his employment and after termination of the Orlando Employment Agreement, Mr. Orlando has agreed to keep the Company's confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Vericel's written consent except as necessary in the ordinary course of performing his duties Vericel. During the term of the Orlando Employment Agreement and for a period of twelve months thereafter Mr. Orlando also agrees not to compete with Vericel and not to solicit employees, customers or suppliers of Vericel.

  Mr. Michel's Agreement

        On November 6, 2014, Mr. Michel and Vericel entered into an Employment Agreement (the "Michel Employment Agreement"). The Michel Employment Agreement provides that Mr. Michel will receive an initial annual base salary of $350,000 and his base salary shall be reviewed annually by

Vericel. Mr. Michel will also be reimbursed for his relocation expenses in accordance with Vericel's relocation policies. Under the Michel Employment Agreement, Mr. Michel will also be eligible to receive cash incentive compensation as determined by Vericel. Mr. Michel's target annual incentive compensation shall be 40% of his then-current base salary. Under the Michel Employment Agreement, from time to time and at the discretion of management and our Board of Directors, Vericel may grant to Mr. Michel options to purchase shares of the Company's common stock pursuant to the Company's then-current equity plan.

        In the event of his termination by Vericel without Cause or by Mr. Michel for Good Reason (as such terms are defined in the Michel Employment Agreement), and subject to Mr. Michel's signing and not revoking a separation agreement that includes a general release of claims, Vericel shall pay Mr. Michel an amount equal to nine months of his then-current base salary in nine substantially equal monthly installments. Subject to Mr. Michel's co-payment of premiums at the active employee's rate, Mr. Michel would also be entitled to continued participation in our company-sponsored group health, dental and vision programs for nine months following the date of termination.

        In addition, during his employment and after termination of the Michel Employment Agreement, Mr. Michel has agreed to keep Vericel's confidential information in confidence and trust and has agreed not to use or disclose such confidential information without Vericel's written consent except as necessary in the ordinary course of performing his duties to Vericel. During the term of the Michel Employment Agreement and for a period of twelve months thereafter Mr. Michel also agrees not to compete with Vericel and not to solicit employees, customers or suppliers of Vericel.

Acceleration of Vesting Under Stock Option Plans

        Generally, in the event of a Change in Control of Vericel (as defined in our Incentive Plan) if awards under the Incentive Plan are not assumed or substituted, awards shall vest on the day prior to the Change in Control and terminate on the day of the Change in Control. If assumed or substituted and the participant's Board of Directors membership or services to Vericel are terminated by Vericel or its successor within 12 months of the Change in Control, the awards shall become fully vested and exercisable and may be exercised at any time prior to the earlier of the expiration date of the award or within three months of the date of termination. However, if the fair market value on the date of the Change in Control is less than the exercise price of the option or stock appreciation right, such option or stock appreciation right shall then terminate on the date of the Change in Control.

        The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination occurred on December 31, 2014:

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)		After Change in Control Termination w/o Cause or for Good Reason ($)(1)		Voluntary Termination ($)	Death ($)	Disability ($)
Dominick C. Colangelo	Severance Pay	430,000		645,000		—	—	—
	Health Care Benefits	21,002		31,504		—	—	—
	Equity Award Acceleration	—	(2)	—	(2)	—	—	—

	Total	451,002		676,504		—	—	—
Gerard Michel	Severance Pay	262,500		262,500		—	—	—
	Health Care Benefits	15,752		15,752		—	—	—
	Equity Award Acceleration	—	(2)	—	(2)	—	—	—

	Total	278,252		278,252		—	—	—
Daniel R. Orlando	Severance Pay	213,750		213,750		—	—	—
	Health Care Benefits	15,752		15,752		—	—	—
	Equity Award Acceleration	—	(2)	—	(2)	—	—	—

	Total	229,502		229,502		—	—	—

(1)
This represents the cumulative value of the equity awards that would accelerate upon a change in control. The amount represents the difference between the price of our common stock at the last business day of the registrant's last completed fiscal year and the exercise price multiplied by the number of options that would accelerate.

(2)
The price of our common stock at the last business day of the registrant's last completed fiscal year is less than the exercise price of all options held by individuals above. As such, no value has been assigned to any acceleration that may occur upon a termination or a change in control.

Compensation of Directors

        The Director Compensation table reflects all compensation awarded to, earned by or paid to our non-employee directors for the fiscal year ended December 31, 2014.

DIRECTOR COMPENSATION
FOR THE TWELVE MONTHS ENDED
DECEMBER 31, 2014

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Other Compensation ($)	Total ($)
Robert L. Zerbe	$80,000	—	$8,760	—	$88,760
Ronald M. Cresswell(3)	$10,000	—	$—	—	$10,000
Alan L. Rubino	$43,500	—	$8,760	—	$52,260
Nelson M. Sims(4)	$45,000	—	$8,760	—	$53,760
Heidi Hagen	$37,250	—	$8,760	—	$46,010

(1)
No director compensation was earned by Messrs. Gilman, McLaughlin and Wotton in 2014.

(2)
Amount reflects the grant date fair value of the named director's stock options, calculated in accordance with FASB ASC Topic 718. For purposes of this calculation, we have disregarded forfeiture assumptions. For a discussion of the assumptions used in calculating these values, see

  Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 25, 2015. The discussion below provides details as to the aggregate number of option awards outstanding at fiscal year-end.

(3)
Dr. Cresswell resigned from the Board of Directors, effective as of May 7, 2014.

(4)
Mr. Sims has informed the Board of Directors that he intends to retire from the Board of Directors upon the conclusion of his current term at the 2015 Annual Meeting of Shareholders and, therefore, will not stand for re-election.

        At least every three years, the Compensation Committee will engage an independent consultant to perform an analysis over the non-employee director compensation program. In 2012, the Compensation Committee engaged Frederic W. Cook & Co to perform an independent review of the compensation program for non-employee directors. The review indicated that the non-employee directors were slightly below the median for cash compensation and option award compensation. The Compensation Committee determined that 2013 cash compensation would increase slightly. The annual fee for each Board member is $30,000 and the committee chair fees for the Audit Committee and Compensation Committee are $10,000 and $8,500, respectively. The annual stock option grant increased from 2,750 to 3,000 shares and vest over one year in equal monthly increments.

        Fees Earned or Paid in Cash.    The Chairman of the Board of Directors, if any, receives an annual fee of $80,000 paid in equal quarterly increments and does not receive additional fees as an individual committee member. Each non-employee director receives an annual fee of $30,000 paid in equal quarterly increments. The chairperson of each standing committee receives an additional annual fee of $10,000 for the Audit Committee, $8,500 for the Compensation Committee and $8,000 for the Governance and Nominating Committee and each non-chair committee member receives an additional annual fee of $5,000, payable quarterly.

        Stock and Option Awards.    We have in place a non-employee director compensation policy whereby a non-employee director who continued to serve beyond an Annual Meeting of Shareholders would receive a stock option to purchase 3,000 shares granted on the date of each Annual Meeting of Shareholders, with an exercise price equal to the fair market value of the common stock on the date of grant, vesting in equal monthly increments over a period of one year. Newly elected directors joining the Board of Directors during the period between Annual Meetings of Shareholders would receive a grant for a pro rata amount of the 3,000 shares subject to option (reflecting the period of time until the next Annual Meeting of Shareholders). These equity grants would be made under the terms of the existing equity compensation plans, as previously approved by the shareholders. Amounts in the stock and option awards columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for fiscal year 2014 filed with the SEC on March 24, 2015.

        Stock options issued to directors shall terminate and no longer be exercised after the first to occur of (a) the expiration date of the option, (b) at any time prior to the expiration of 24 months after the date on which the service to Vericel is terminated, or (c) a change in control to the extent provided in the stock option agreement.

        Option Holdings.    Non-employee directors held the following stock options as of December 31, 2014:

Director	Stock Options
Robert L. Zerbe	19,066
Ronald M. Cresswell	15,263
Alan L. Rubino	19,214
Nelson M. Sims	18,998
Heidi Hagen	6,750

Certain Relationships and Related Party Transactions

        The Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Vericel's preference to avoid related party transactions.

        Vericel's Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and NASDAQ rules. All related party transactions shall be disclosed in Vericel's applicable filings with the Securities and Exchange Commission as required under SEC rules.

        There were no such reportable relationships or related party transactions during fiscal year 2013 or 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Vericel's executive officers, directors and persons who beneficially own more than 10% of Vericel's common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC regulations to furnish Vericel with copies of all Section 16(a) forms filed by such persons.

        Based solely on Vericel's review of such forms furnished to it and written representations from certain reporting persons, Vericel believes its executive officers, directors and more than 10% shareholders have complied with all filing requirements in 2014, except for the following: Nelson M. Sims failed to timely file a Form 4 to report one transaction, Alan L. Rubino failed to timely file a Form 4 to report one transaction, Robert L. Zerbe failed to timely file a Form 4 to report one transaction and Heidi Hagen failed to timely file a Form 4 to report one transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended December 31, 2014, Mr. Rubino, Ms. Hagen and Dr. Zerbe served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of ours or any of our subsidiaries. During the last year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee; (2) a director of another entity, one of whose executive officers served on the compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee oversees Vericel's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our consolidated audited financial statements with generally accepted accounting principles. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

        The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an "independent director" as defined in Rule 5605(a)(2) of the NASDAQ listing standards. Robert L. Zerbe, Nelson M. Sims and Alan L. Rubino were members of the Audit Committee during the fiscal year ended December 31, 2014.

        The Committee has discussed and reviewed with the independent registered public accountants all matters required to be discussed by the Public Company Accounting Oversight Board (the "PCAOB") in Auditing Standards No. 16 (Communication with Audit Committees). The Committee has received written disclosures and a letter from PricewaterhouseCoopers LLP confirming their independence, as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accountant's independence. The Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of the PricewaterhouseCoopers LLP audit, the results of its audits, its evaluations of Vericel's internal controls and the overall quality of its financial reporting. The Committee reviewed the performance and fees of PricewaterhouseCoopers LLP prior to recommending their appointment. The Committee reviewed our financial statements and discussed them with management and with PricewaterhouseCoopers LLP.

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that Vericel's consolidated audited financial statements be included in Vericel's Form 10-K for the fiscal year ended December 31, 2014.

AUDIT COMMITTEE

Nelson M. Sims, Chairman
Alan L. Rubino
Robert L. Zerbe

 SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Under Vericel's Bylaws, in order for business and director nominations to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of Vericel. To be timely, such notice must be received at Vericel's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Vericel's proxy statement was released to shareholders in connection with the previous year's Annual Meeting of Shareholders, except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of an special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

        If none of the events described in (i) through (iii) above occur, then the deadline for submitting shareholder proposals or nominations for directors for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8 of the SEC's proxy rules for the next Annual Meeting of Shareholders will be November 25, 2015 and shareholder proposals submitted outside the processes of Rule 14a-8 received after November 25, 2015 will be considered untimely under Vericel's Bylaws. In order to be brought before the next Annual Meeting, any such proposal or nomination must include the relevant information as required under our Bylaws and must otherwise meet applicable requirements of the SEC's proxy rules if such proposal or nomination is to be included in our proxy statement for the next Annual Meeting.

        Shareholder proposals and director nominations should be delivered to: Vericel Corporation, 64 Sidney St., Cambridge, MA, 02139, Attention: Secretary. Vericel recommends that such proposals be sent by certified mail, return receipt requested.

 WHERE YOU CAN FIND MORE INFORMATION

        The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is available at www.proxyvote.com.

        The SEC allows us to "incorporate by reference" information into this Preliminary Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this Definitive Proxy Statement, except for any information directly superseded by information contained in this Definitive Proxy Statement.

        We incorporate by reference into this Definitive Proxy Statement the following financial statements and other information, which contain important information about us and our business and financial results:

  •
  the financial statements, quarterly data, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and market risk disclosures contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this Definitive Proxy Statement and before the Annual Meeting. The SEC allows us to incorporate by reference into the Proxy Statement such documents. You should consider any statement contained in this Definitive Proxy Statement (or in a document incorporated into this proxy statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

        Shareholders may obtain a copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 by writing to Vericel at the following address: Vericel Corporation, 64 Sidney St., Cambridge, MA 02139.

        You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

GERARD MICHEL Corporate Secretary
March 25, 2015

Appendix I

VERICEL CORPORATION
2015 EMPLOYEE STOCK PURCHASE PLAN

        The purpose of the Vericel Corporation 2015 Employee Stock Purchase Plan ("the Plan") is to provide eligible employees of Vericel Corporation (the "Company") and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company's common stock, no par value per share (the "Common Stock"). One million (1,000,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

        1.    Administration.    The Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board") for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

        2.    Offerings.    The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). The Administrator shall designate the length of any Offering, provided that no Offering shall exceed one year in duration or overlap any other Offering.

        3.    Eligibility.    All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they have completed at least 30 days of employment. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company's or applicable Designated Subsidiary's payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company's or Designated Subsidiary's payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

        4.    Participation.

          (a)    Enrollment.    An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The enrollment form will (a) state a whole percentage or the amount to be deducted from an eligible employee's Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant's deductions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains eligible.

          (b)   Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

        5.    Employee Contributions.    Each eligible employee may authorize payroll deductions at a minimum of ten dollars ($10) per payroll up to a maximum of 15 percent of such employee's Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

        6.    Deduction Changes.    Except as provided in Section 7, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

        7.    Withdrawal.    A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant's withdrawal will be effective as of the next business day. Following a Participant's withdrawal, the Company will promptly refund such individual's entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

        8.    Grant of Options.    On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant's accumulated payroll deductions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Common Stock on the Exercise Date, (b) 6,250 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant's Option shall be exercisable only to the extent of such Participant's accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the "Option Price") will not be lower than 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date.

        Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

        9.    Exercise of Option and Purchase of Shares.    Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant's account at the end of an Offering will be refunded to the Participant promptly.

        10.    Issuance of Common Stock.    Shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

        11.    Definitions.

        The term "Compensation" means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

        The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders. The current list of Designated Subsidiaries is attached hereto as Appendix A.

        The term "Fair Market Value of the Common Stock" on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

        The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

        The term "Participant" means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

        The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

        12.    Rights on Termination of Employment.    If a Participant's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant's account will be paid to such Participant or, in the case of such Participant's death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

        13.    Special Rules.    Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

        14.    Optionees Not Stockholders.    Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

        15.    Rights Not Transferable.    Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant.

        16.    Application of Funds.    All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

        17.    Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

        18.    Amendment of the Plan.    The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under Section 423(b) of the Code.

        19.    Insufficient Shares.    If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

        20.    Termination of the Plan.    The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

        21.    Governmental Regulations.    The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

        22.    Governing Law.    This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Michigan, applied without regard to conflict of law principles.

        23.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        24.    Tax Withholding.    Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

        25.    Notification Upon Sale of Shares.    Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        26.    Effective Date and Approval of Shareholders.    The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

APPENDIX A

Designated Subsidiary

Marrow Donation, LLC

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000238877_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Robert L. Zerbe 02 Alan L. Rubino 03 Heidi Hagen 04 Steven Gilman 05 Kevin McLaughlin 06 Paul Wotton 07 Dominick C. Colangelo VERICEL CORPORATION ATTN: GERARD MICHEL 64 SIDNEY STREET CAMBRIDGE, MA 02139 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as Vericel Corporation's Independent Registered Public Accounting firm for the fiscal year ending December 31, 2015. 3. To approve the adoption of Vericel Corporation's 2015 Employee Stock Purchase Plan and to authorize an aggregate of 1,000,000 shares issuable under the plan. 4. To hold an advisory vote approving the compensation of Vericel Corporation's named executive officers. NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof. Even if you are planning to attend the meeting in person, you are urged to sign and mail this Proxy in the return envelope so that your stock may be represented at the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000238877_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . VERICEL CORPORATION Annual Meeting of Shareholders May 12, 2015 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Dominick C. Colangelo and Gerard Michel, and hereby authorizes each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Vericel Corporation (the "Company") which undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters located at 64 Sidney St. Cambridge, Massachusetts, 02139 on Tuesday, May 12, 2015 at 9:00 a.m. local time, and at any adjournment thereof (i) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted "FOR" proposals 1, 2, 3 and 4. If you abstain from voting on proposals 1, 2, 3 and 4 it will have no effect on the votings of the proposal. Continued and to be signed on reverse side